UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 7, 2018
Date of Report
(Date of earliest event reported)

Cornerstone OnDemand, Inc.
(Exact name of registrant as specified in its charter)
Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1601 Cloverfield Blvd.
Suite 620 South
Santa Monica, CA 90404
(Address of principal executive offices, including zip code)

(310) 752-0200 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.
On February 13, 2018, Cornerstone OnDemand, Inc. issued a press release reporting results for the quarter ended December 31, 2017. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
The attached press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Adrianna Burrows
On February 7, 2018, the board of directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”) appointed Adrianna Burrows as the Company’s Chief Marketing Officer, effective as of March 19, 2018 (the “Employment Start Date”).
Ms. Burrows, age 42, has served as Chief Marketing Officer of Stack Exchange Inc., a provider of a network of question-and-answer websites, since January 2016. From November 2015 to December 2015, Ms. Burrows served as a paid executive marketing consultant for Finer GTM LLC. From July 2010 to October 2015, Ms. Burrows served in various marketing positions at Microsoft Corporation, a software company, including as a General Manager and Partner. Ms. Burrows holds a B.A. in Communications from the University of Washington.
There are no arrangements or understandings between Ms. Burrows and any other persons pursuant to which she was selected as the Company’s Chief Marketing Officer. There are also no family relationships between Ms. Burrows and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company entered into an employment agreement, dated February 7, 2018 (the “Employment Agreement”), with Ms. Burrows.
Term. The Employment Agreement has an initial term of three (3) years commencing on the Employment Start Date. On the third anniversary of the Employment Start Date, the agreement will renew automatically for additional one-year terms, unless either party provides the other with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.
Salary, Bonus and Benefits. Ms. Burrows will receive an annual base salary of $300,000 with a target annual performance bonus of 50% of her base salary.
Equity Awards. Subject to approval of the compensation committee of the Board, Ms. Burrows will be granted an award of restricted stock units based on a target value of $1,500,000 (the “Initial RSU Award”), a portion of which may be performance-based. The Initial RSU Award will be scheduled to vest over no more than four (4) years. In addition, Ms. Burrows will be granted an award of 5,000 restricted stock units (the “Supplemental RSU Award”). The Supplemental RSU Award will be scheduled to vest over three (3) years. All vesting is subject to Ms. Burrows’s continued employment with the Company on each scheduled vesting date.
Severance Benefits. The Company has entered into its standard form of Change of Control Severance Agreement with Ms. Burrows, a copy of which has been filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2013 and is incorporated herein by reference.
Indemnification. The Company has entered into its standard form of indemnification agreement with Ms. Burrows, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010 and is incorporated herein by reference.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2018.

Designation of Vincent Belliveau as an Officer
On February 7, 2018, the Board determined that Vincent Belliveau, the Company’s Executive Vice President and General Manager of Europe, Middle East and Africa who started and continues to run the Company’s successful European-based business, no longer meets the definition of an executive officer for purposes of Item 401(b) of Regulation S-K nor an officer under Section 16 of the Securities Exchange Act of 1934, as amended. Mr. Belliveau will continue to serve in senior management as the Company’s Executive Vice President and General Manager of Europe, Middle East and Africa. Along with all other sales, content, and client success functions worldwide, Mr. Belliveau will report to Jeffrey Lautenbach, the Company’s new President, Global Field Operations.
Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press release dated February 13, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 13, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

/s/ Brian L. Swartz
Brian L. Swartz
Chief Financial Officer
Date: February 13, 2018